UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 28, 2005

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On February 3, 2005, Maxtor Corporation (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended December 25, 2004.

     The press release relating to the financial results for the fiscal quarter ended December 25, 2004 is attached hereto as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities.

     On January 28, 2005, the Company determined to proceed with a reduction in force of up to 200 employees in the United States during 2005. An estimated $2.0 million will be recorded in the first quarter of 2005 for severance-related expenses from the reduction in force. All of the charges will result in future cash expenditures. The Company is unable to currently estimate the total charges for the reduction in force as it is still evaluating personnel requirements in certain functions, and expects the reduction in force to be completed by the end of 2005.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 3, 2005, the Audit Committee of the Company’s Board of Directors concluded that the previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 27, 2003 should not be relied upon because of errors in those financial statements.

     The decision to restate these financial statements was made by the Audit Committee of the Board of Directors, upon the recommendation of management and in consultation with PricewaterhouseCoopers LLP, our independent registered public accounting firm, after discovery and analysis of errors relating to certain 2001 purchase accounting entries. The Company has recorded balance sheet corrections to reverse a $196.5 million net deferred tax liability, to reduce goodwill by $165.0 million and increase equity by $31.5 million. In reviewing the Company’s deferred tax position as part of the close for this quarter in connection with the recent Quantum tax settlement, the Company’s management determined that deferred tax assets at the time of the 2001 acquisition of the Quantum HDD business were available to offset deferred tax liabilities required at the time of the transaction, resulting in these corrections. The Company also recorded corrections to reduce long term liabilities related to a restructuring reserve for facilities acquired in the Quantum HDD transaction by $13.8 million and to reduce goodwill by the same amount. The unaudited 2003 balance sheet accompanying the Company’s financial release on February 3, 2005 and attached as Exhibit 99.1 reflect these corrections. These entries had no impact on the Company’s income statements in periods subsequent to 2001.

     The deficiencies that led to these errors may constitute a material weakness in the Company’s internal controls over financial reporting. As a result of these corrections, management has recommended and the Company’s Audit Committee has approved the restatement of its financial statements through the prompt filing of an amended 2003 Form 10-K. The Company expects to timely file its 2004 Form 10-K. The holders of the Company’s 6.8% Convertible Senior Notes Due 2010 may not rely on the Company’s registration statement on Form S-3 until the Company has filed corrected financial statements and amended its registration statement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 2, 2005, C.J. (“Nina”) Haralambidis, Corporate Controller, announced her intention to resign as Corporate Controller effective as of March 10, 2005 and to cease to serve as the Company’s principal accounting officer after February 3, 2005. Ms. Haralambidis had served as the Company’s principal accounting officer since October 14, 2004.

(c) Duston M. Williams will serve as principal accounting officer for the Company effective February 4, 2005.

     Mr. Williams became the Company’s Executive Vice President, Finance and Chief Financial Officer, on December 3, 2004. Mr. Williams previously served as Chief Financial Officer of Aruba Wireless Networks, a network infrastructure company, from 2003 to 2004, Chief Financial Officer of Rhapsody Networks, a storage networking provider (acquired by Brocade Communications Systems in 2002), from 2001 to 2003 and Chief

Financial Officer of Netigy Corporation, a networking consulting company (acquired by ThruPoint Inc. in 2001), from 2000 to 2001. From 1986 to 1999, Mr. Williams served in a variety of accounting and finance positions at Western Digital Corporation, a maker of hard disk drives, including its Senior Vice President and Chief Financial Officer from 1996 to 1999. Mr. Williams is 46 years old.

     See disclosure under Item 1.01 of the Company’s Current Report on Form 8-K filed on December 9, 2004 for material terms of Mr. Williams’ employment offer letter and other material terms of his employment, incorporated herein by reference.

Item 8.01 Other Events.

     On February 3, 2005, the Company announced its financial results for the fourth quarter ended December 25, 2004. Revenue for the quarter was $1.031 billion. The Company reported a net loss on a GAAP basis in the fourth quarter of 2004 of $70.2 million, or $(0.28) per share. Included in the GAAP net loss was $5.1 million for the amortization of intangibles, $7.3 million in executive and other severance related expenses, $7.8 million in impairment charges related to real estate holdings, and $25.0 million due to a product cancellation and impairments related to intangibles from the acquisition of Quantum’s hard drive division in 2001. These charges were offset by a favorable adjustment related to the previously announced settlement with Quantum of $8.5 million. The net total of these charges unfavorably impacted net income by $36.7 million. In the fourth quarter of 2003, revenue totaled $1.171 billion. Net income on a GAAP basis in the third quarter of 2003 was $39.2 million, or $0.15 per diluted share. The GAAP net income included a charge for the amortization of intangible assets and stock-based compensation expense totaling $23.8 million. Also included was income from discontinued operations of $2.2 million .

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Earnings release, dated February 3, 2005, regarding the fourth quarter 2004 results of Maxtor Corporation

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2005

MAXTOR CORPORATION
By:	/s/ Duston M. Williams
	Name:	Duston M. Williams
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
Exhibit 99.1	Earnings release, dated February 3, 2005, regarding the fourth quarter 2004 results of Maxtor Corporation